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                                                                       Exhibit 5


            (Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP)



                                                     December 10, 2003


Reliant Resources, Inc.
1000 Main Street
Houston, Texas 77002


         Re:      Reliant Resources, Inc.
                  Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel to Reliant Resources, Inc., a Delaware corporation (the "Company"), in connection with the public offering of $275,000,000 aggregate principal amount at maturity of the Company's 5.00% Convertible Senior Subordinated Notes due 2010 (the "Notes"), and shares (the "Shares") of the Company's common stock (the "Common Stock"), par value $0.001 per share, initially issuable upon conversion of the Notes, as contemplated by the registration rights agreement, dated as of June 24, 2003 (the "Registration Rights Agreement"), by and among the Company, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Banc of America Securities LLC.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of


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Reliant Resources, Inc.
December 10, 2003
Page 2

         (i) the Registration Statement on Form S-3, Registration No. 333-107295 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission (the "Commission") relating to the Notes and the Shares and Amendment No. 1 thereto filed with the Commission on the date hereof;

         (ii)     an executed copy of the Registration Rights Agreement;

         (iii) an executed copy of the Indenture, dated as of June 24, 2003 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Trustee");

         (iv) the executed global note representing the Notes authenticated by the Trustee;

         (v) the Restated Certificate of Incorporation of the Company, as currently in effect;

         (vi)     the By-Laws of the Company, as currently in effect;

         (vii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance and sale of the Notes and the Shares, the execution of the Registration Rights Agreement and the filing of the Registration Statement;

         (viii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

         (ix)     a specimen certificate evidencing the Common Stock.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.


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Reliant Resources, Inc.
December 10, 2003
Page 3


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and Registration Rights Agreement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated.

         The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

         (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transaction contemplated thereby; and


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Reliant Resources, Inc.
December 10, 2003
Page 4


         (c) in rendering the opinion set forth in paragraph 2 below, we have assumed that the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. The Shares initially issuable upon conversion of the Notes pursuant to the Indenture have been duly authorized for issuance and, when issued upon conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

         In rendering the opinion set forth above in paragraph 1, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part II of the Registration Statement or the Company's Annual Report on Form 10-K.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. We also consent to the reference to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP